Exhibit 10.85

Terms and Conditions of Participation in the priceline.com International Limited Management Incentive Plan (the “Plan”)

Participation in the Plan allows eligible employees to hold the Granted Securities subject to the provisions of the memorandum and articles of association of priceline.com International Limited (the “Company”), and the terms and conditions set out below.

Definitions:

“Bad Leaver” means if you cease to be an employee of a Group Company other than as a Good Leaver;

“Good Leaver” means if you cease to be an employee of a Group Company as a result of:

(i)                                     your death; or

(ii)                                  you being dismissed by reason of your absence from work due to ill health or accident (save for ill health which arises as a result of an abuse of drink or drugs), provided that you deliver to the Company a medical certificate signed by a doctor duly evidencing your ill health or accident and provided further that the Company reserves the right to require you to undergo a medical examination by a doctor or consultant nominated by it; or

(iii)                               your retirement once you have reached the age of 60; or

(iv)                              you being made redundant by a Group Company;

“Group Company” means the Company and any subsidiary, parent or associated company;

“Vest” means the process of you becoming entitled (i) to exercise the Put Option in respect of Granted Securities and (ii) to be paid an Option Price equal to Fair Market Value for such Granted Securities (as defined in Article 10 of the Company’s articles of association).

Terms & Conditions

1.                                       You agree that the Granted Securities shall Vest as follows:

1.1                                 1/3 on 15 September 2005;

1.2                                 1/3 on 15 September 2006; and

1.3                                 1/3 on 15 September 2007,

provided that you are either (i) an employee of a Group Company or (ii) a Good Leaver in either case at the relevant date of Vesting.

2.                                       For the avoidance of doubt, if you are a Bad Leaver, any Granted Securities that have not Vested shall not be capable of Vesting.

3.                                       You shall be deemed to cease to be an employee of a Group Company for the purposes of this Plan, as follows:

(i)                                     if you serve notice on a Group Company of your intention to terminate your employment, immediately on the date upon which you serve such notice on a Group

Company;

(ii)                                  if a Group Company serves a termination notice on you, the date upon which you cease to actively work for the Company and for the avoidance of doubt if you are on ‘garden leave’ you shall be deemed to have ceased actively working for a Group Company; or

(iii)                               if a Group Company dismisses you for cause or gross misconduct, immediately thereon.

4.                                       You agree that you have no entitlement to compensation or damages as a result of any loss or diminution in the value of the shares you acquire pursuant to the Plan, including, without limitation, as a result of the termination of your employment by the Company or any subsidiary or affiliate for any reason whatsoever and whether or not in breach of contract, and, upon commencing participation in the Plan, you will be deemed irrevocably to have waived any such entitlement.

5.                                       You understand that the Company, its Parent and its subsidiaries and affiliates (“the Data Holder”) hold certain personal information (“Data”) in connection with the Plan. You further understand that recipients of Data may be located in the European Economic Area or elsewhere, such as the US.  You authorise recipients (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker or other third party) in electronic or other form as may be required for the administration of the Plan. You understand that withdrawal of this consent may affect your ability to participate in the Plan.

6.                                       You agree that, where in relation to the Plan your employing company is liable to account to the Inland Revenue for any sum in respect of any income tax or employees’ national insurance contributions under the Pay As You Earn system, the Company or any parent, subsidiary or affiliate company shall be entitled to: (i) withhold any tax and employees’ national insurance contributions payable in respect of the Plan by deduction from any salary or any other payment payable to you at any time on or after the date the income tax charge arises, or (ii) to require that you make an immediate payment of the tax and employees’ national insurance contributions to the Company in cleared funds.

7.                                       Priceline.com Holdco U.K. Limited (the “A Ordinary Shareholder”) agrees with you and the Company that if the A Ordinary Shareholder ceases to be the holder of the majority of the A Ordinary Shares in the Company, the A Ordinary Shareholder shall procure that before it so ceases it shall assign and/or novate the Plan to the transferee of the majority of the A Ordinary Shares.

/s/ Andrew Phillipps	14/7/2005
Signature (Dr Andrew James Phillipps)	Date

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Signature (for and on behalf of the Company)	Date

Position in company

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Signature	Date
(for and on behalf of Priceline.com Holdco U.K. Limited)

Position in company